UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017
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CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2017, the CarMax, Inc. (the “Company”) Board of Directors (the “Board”) elected Sona Chawla to serve as a director of the Company. The Board also appointed Ms. Chawla to the Audit Committee of the Board.

The Board has determined that Ms. Chawla qualifies as an independent director under New York Stock Exchange listing standards. There are no family relationships between Ms. Chawla and any director or executive officer of the Company or any related party transactions involving Ms. Chawla and the Company. There is no arrangement or understanding between Ms. Chawla and any other person pursuant to which she was selected as a director. Ms. Chawla will participate in our non-employee director compensation program, which consists of an annual cash retainer, annual grant of restricted common stock and committee fees.

A copy of the Company’s press release announcing the election of Ms. Chawla is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit Number	Description of Exhibit
99.1	Press Release, dated April 24, 2017, issued by CarMax, Inc., entitled “CarMax Board Elects New Director”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC. (Registrant)
Dated: April 24, 2017	By: /s/ Eric M. Margolin
Eric M. Margolin Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press Release, dated April 24, 2017, issued by CarMax, Inc., entitled “CarMax Board Elects New Director”